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                                                                  Exhibit 10.11


        AMENDMENT NUMBER 2 TO LIFECORE BIOMEDICAL, INC. 1990 STOCK PLAN

RESOLVED, that the 1990 Stock Plan be amended as follows:

a.   Subparagraph (l) of Section 1 shall be amended to read as follows:

     "1. 'NON-EMPLOYEE DIRECTOR' means a 'Non-Employee Director' within the meaning of Rule 16b-3(b)(3) under the Securities and Exchange Act of 1934."

b.   The first paragraph of Section 2 shall be amended to read as follows:

     "The Plan shall be administered by the Board of Directors or by a Committee of not less than two directors, all of whom are Non-Employee Directors, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board."

c. Section 5(k) of the 1990 Stock Plan shall be amended to add the following as the last sentence to such section:

     "Subject to shareholder approval of the 1996 Stock Plan, no further Options shall be granted pursuant to this Section 5(k) after September 19, 1996."